                                                                      EXHIBIT #4

                       DEPARTMENT OF WASTEWATER MANAGEMENT
                           CITY AND COUNTY OF HONOLULU
                                 STATE OF HAWAII

                           CONTRACT CHANGE ORDER NO.1

Project: Honolulu Beneficial Sludge Reuse Project
Contract No.      F-91205
                  -------
Date     July 15, 1997
         -------------
Sheet    1 of 3
         ------
Original Completion Date ___________
Revised Completion Date    n/a
                           ---

Job No. __________ Contractor   N-Viro Honolulu,Inc.
                                --------------------
Official Commencement Date    n/a
                              ---
Contract Time     4017 calendar days
                  ----
Total Time Extension to Date        0  calendar days
                                    --
This change order shall serve as a supplemental agreement covering extra work or a change in the quantity of work from that called for in the proposal for this project.

--------------------------------------------------------------------------------
[Note here as specifically as possible the item, quantity, and location of work required, with an accurate description of its character, using sketches if necessary. Also note any quantities or work which this replaces and show net value or quantity of extra]

Change order No. 1 shall include the following:
-----------------------------------------------

A. The site selected by the Contractor for the project ("original site") became an unacceptable location for this project. As a result, the Contractor evaluated and considered other locations for the project. Due to this changed condition, the bid price and its basic costs and the terms and conditions of the Contract must be reviewed and negotiated. Therefore, in accordance with the intent of the parties as set forth in Paragraph F, herein, by this change order No. 1, the obligations of the Contruction and Operating Contracts are suspended and not in effect. It is further agreed that N-Viro International Corporation, the predecessor contractor, incurred costs to the sum of $749,651.18 in pursuing the project at the original site, which costs are comprised of "non-transferrable costs" of $450,000 and "transferrable costs" of $299,651.18. Such costs shall be reimbursed under this contract as follows:

1. The "non-transferrable costs" of $450,000 are costs that are specific to the original site and are not transferrable to a project at any other site. These costs shall be paid for in accordance with the following schedule: $200,000 on or before July 30, 1997, and the remaining balance of $250,000 by July 15, 1998.

2. The "transferrable costs" of $299,651.18 are costs that were incurred in pursuing the original site were related to such activities as promoting beneficial reuse, developing markets for the recovered products and pursuing sources of admixture for the process. The results of these activities would benefit projects developed at other locations, and therefore the costs are considered transferrable and shall be included in the negotiated tipping fee for the project(s) at the new location(s).

B. The Contractor shall finance, design, construct, shakedown and test and shall operate and maintain for ten years, a facility to be located at the Honouliuli Wastewater Treatment Plant (WWTP) and, provided that a Special Management Permit
(SMP) is obtained for the Sand Island WWTP site, a second facility at that location. The quantity and quality of the sludge to be provided by the City for processing and beneficial reuse and on which the terms and conditions of the Contract are to be based are estimated as follows:


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1.       Honouliuli WWTP
         Average Daily Dry Tonnage - 10 tons per day
         Average Cake Solids - 38% total solids
         Total Dewatered Sludge Per Year - 9605 wet tons per year

2.       Sand Island WWTP (provided SMP is obtained)
         Average Daily Dry Tonnage - 16 tons per day
         Average Cake Solids - 34% total solids
         Total Dewatered Sludge Per Year - 17,176 wet tons per year

PW-DE-45(12/73)


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                       DEPARTMENT OF WASTEWATER MANAGEMENT
                           CITY AND COUNTY OF HONOLULU
                                 STATE OF HAWAII

                           CONTRACT CHANGE ORDER NO.1

Project: Honolulu Beneficial Sludge Reuse Project
Contract No.      F-91205
                  -------
Date     July 15, 1997
         -------------
Sheet    2 of 3
         ------
Original Completion Date ___________
Revised Completion Date    n/a
                           ---

Job No. _________ Contractor   N-Viro Honolulu,Inc.
                               --------------------
Official Commencement Date   n/a
                            ----
Contract Time     4017 calendar days
                  ----
Total Time Extension to Date        0  calendar days
                                    --
This change order shall serve as a supplemental agreement covering extra work or a change in the quantity of work from that called for in the proposal for this project.

--------------------------------------------------------------------------------
[Note here as specifically as possible the item, quantity, and location of work required, with an accurate description of its character, using sketches if necessary. Also note any quantities or work which this replaces and show net value or quantity of extra]

Change order No. 1 shall include the following (cont.):

C. The use of the Recovered Material for landfill cover will continue to be recognized as beneficial reuse. The Contractor, however, shall endeavor to find and develop other beneficial reuse markets for the Recovered Materials to enable the City to meet its consent order requirements for beneficial reuse.

D. Subparagraph 7.10 (2) of the Operating Contract shall be deleted in its entirety and, subject to negotiation, be replaced with a paragraph similar to the following:

The Contractor shall monitor and report to the City on a monthly basis the amount of dewatered sludge required to be diverted, prior to processing, to a landfill or other disposal or any other reuse option in the unlikely event the facility is shutdown other than as allowed for by the operating contract. In such case the City shall not be required to pay the Contractor the Service Fee (operating rate) as stipulated in the pricing proposal and the operating contract. The Contractor shall be compensated for its reasonable and documented transportation and disposal or reuse fees as approved by the City.

E. It is recognized that the Sand Island and the Honouliuli WWTPs have been subject to odor complaints. The Contractor shall provide for Best Available Control Technology (BACT) for control of odor and other gaseous emissions from the beneficial reuse facility(ies) as may be required by applicable federal and state regulations and any air permit(s) and shall work with the City to integrate such system(s) into any system that the City may be undertaking.

F. The parties intend to further review and negotiate the terms and conditions of the Construction and Operating Contracts to reflect the necessary changes required by a new technical proposal and new pricing proposal, based on changing the site for this project. The obligations of the Construction and Operating Contracts, as they are affected by the original technical proposal and pricing proposal, are immediately suspended and not in effect. The parties intend to negotiate these terms and conditions upon submittal of a new technical proposal and a new pricing proposal. All details of the the Construction and Operating Contracts, including the exhibits thereto, a new technical proposal, and a new pricing proposal, including its basic costs, are intended to be negotiated and agreed to and


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reflected by further change order. The Contractor agrees to submit a new technical proposal and preliminary pricing proposal to the City by September 15, 1997, and both parties shall negotiate, agree upon and execute a second change order incorporating all amended terms of the Construction and Operating Contracts, except for any unknown price terms and terms relating to use permits and their requirements by September 30,1997. The Contractor agrees to submit its final technical proposal and pricing proposal by November 15, 1997. The parties shall negotiate, agree upon and execute a third change order incorporating all other amended terms relating to the change in project site on or before December 31, 1997. If either of such further change orders are not executed by both parties on or before the stated deadlines, this Contract shall be automatically terminated unless such dates are extended by change order agreed upon by both parties.

PW-DE-45(12/73)


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                       DEPARTMENT OF WASTEWATER MANAGEMENT
                           CITY AND COUNTY OF HONOLULU
                                 STATE OF HAWAII

                           CONTRACT CHANGE ORDER NO.1

Project: Honolulu Beneficial Sludge Reuse Project
Contract No.      F-91205
                  -------
Date     July 15, 1997
         -------------
Sheet    3 of 3
         ------
Original Completion Date _____________
Revised Completion Date    n/a
                           ---

Job No. _________ Contractor   N-Viro Honolulu,Inc.
                               --------------------
Official Commencement Date    n/a
                              ---
Contract Time     4017 calendar days
                  ----
Total Time Extension to Date        0  calendar days
                                   ---
This change order shall serve as a supplemental agreement covering extra work or a change in the quantity of work from that called for in the proposal for this project.

--------------------------------------------------------------------------------
[Note here as specifically as possible the item, quantity, and location of work required, with an accurate description of its character, using sketches if necessary. Also note any quantities or work which this replaces and show net value or quantity of extra]

G. In the event the Contract is mutually terminated, any outstanding balance of the costs incurred by the Contractor and its predecessor in pursuing the original site (see subparagraph A herein) plus all reasonable costs incurred by the Contractor between June 30, 1997, and December 31, 1997, or the actual date of termination, whichever is earlier, will be paid by the City on or before November 30, 1998.

NECESSITY:
----------

This change order is necessary because the original site selected by the Contractor for this project became unacceptable as a result of public input.

CONTRACT PRICE SUMMARY:
-----------------------
         (PRICE CHANGES SHALL BE NEGOTIATED)

By reason of this proposed change a time extension of 0 calendar days will be
                                                     ---
made to this contract. The new completion date shall be: n/a
                                                         ---
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I. Computed and checked

4. Certified as to availability of funds:

Project Engineer           Date

Fiscal Officer             Date

2- Approved

5. Approved

Division Chief           Date


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Director                 Date

3. Accepted

6. Approved as to form & legality

Contractor or Contractor's Rcpmeentative                    Datc

Deputy Corporation's Counsel                                Date

7. Approved

1 copy to:    Direcotor of Finance              Project Engineer
                      Contractor                    Project Inspector
                      Division Chief

3 copies to:  Fiscal Section

PW-DE-45(12/73)